United states

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2015

ETHAN ALLEN INTERIORS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Ethan Allen Drive Danbury, CT	06811
(Address of principal executive offices)	(Zip Code)

                                    Registrant’s telephone number, including area code: (203) 743-8000

                                           Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN Report

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.02     Termination of a Material Definitive Agreement

On March 18, 2015, the Company completed the redemption of its outstanding 5.375% Senior Notes due October 1, 2015 (the “Senior Notes”) issued through its wholly owned subsidiary Ethan Allen Global, Inc. This redemption of the Senior Notes was previously announced by the Company and referenced in the Current Report on Form 8-K submitted to the SEC on February 13, 2015. The Senior Notes have been redeemed at a redemption price of $1,027.28 per $1,000 of the principal outstanding, plus accrued and unpaid interest to the redemption date. The Company will incur a $3.7 million pre-tax charge from the early redemption during the quarter ending March 31, 2015. No amounts or obligations to the Company related to the Senior Notes remain outstanding thereunder.

A copy of the press release dated March 19, 2015, regarding the completion of the redemption is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

The Company funded the redemption of the Senior Notes with $61 million in cash and $75 million from its $150 million senior secured credit facility. The facility provides a revolving credit line of up to $115 million, subject to borrowing base availability, and a term loan of up to $35 million.

SECTION 9-FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Press release dated March 19, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHAN ALLEN INTERIORS INC.

Date: March 19, 2015	By:	/s/ Corey Whitely
Corey Whitely
Executive Vice President, Administration Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated March 19, 2015

2